                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

               --------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: NOVEMBER 19, 1998


                              CINCINNATI BELL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Ohio                         1-8519                31-1056105
 (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)

          201 East Fourth Street
             Cincinnati, Ohio                                      45202
 (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (513) 397-9900

Item 2.  Acquisition or Disposition of Assets.

         On November 19, 1998, Cincinnati Bell Inc. announced that it has set the distribution ratio and record date for the previously announced distribution of Convergys Corporation, its 90%-owned customer-care and billing business. Cincinnati Bell shareholders of record at the close of business on December 1, 1998, will receive one share of Convergys Corporation for each share of Cincinnati Bell Inc. owned on that date, or approximately 137 million shares in the aggregate. The distribution will be effective on December 31, 1998. After the distribution, Cincinnati Bell will not have any ownership interest in Convergys Corporation. Additional information concerning the distribution is contained in a letter that will be sent to all Cincinnati Bell shareholders, a copy of which is being filed as Exhibit 20 to this Form 8-K.



Item 5.  Other Items.

         On November 19, 1998, Richard G. Ellenberger, President and Chief Executive Officer of Cincinnati Bell Telephone Company and Chief Operating Officer of Cincinnati Bell Inc., was appointed a director of Cincinnati Bell Inc. In addition, on November 19, 1998, Mr. Ellenberger was named to succeed John T. LaMacchia as President and Chief Executive Officer of Cincinnati Bell when Mr. LaMacchia retires.



Item 7.  Financial Statements and Exhibits.

         (b)      Pro forma financial information.

                  Pro forma financial information reflecting the distribution of Convergys Corporation is set forth in Exhibit 99-1 attached hereto and incorporated by reference herein.

         (c)      Exhibits.

                  20 Letter to Cincinnati Bell shareholders dated November 19, 1998.

                  99-1 Cincinnati Bell Consolidated Pro Forma Financial Statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CINCINNATI BELL INC.


                                          By:    /s/ Kevin W. Mooney
                                                 ------------------------------
                                                 Kevin W. Mooney
                                                 Chief Financial Officer


Date:  November 24, 1998

Index to Exhibits


Exhibit    Description

20         Letter to Cincinnati Bell shareholders dated November 19, 1998.

99-1       Cincinnati Bell Consolidated Pro Forma Financial Statements.